Trimble Reports Fourth Quarter and Fiscal 2010 Results; Fourth Quarter 2010 Revenue Up 17 Percent, Non-GAAP EPS $0.46

SUNNYVALE, Calif., Feb. 3, 2011 /PRNewswire/ -- Trimble (Nasdaq: TRMB) today announced fourth quarter and fiscal 2010 financial results.

Fourth Quarter 2010 Results

Fourth quarter 2010 revenue of $323.3 million was up 17 percent as compared to the fourth quarter of 2009.

Operating income for the fourth quarter of 2010 was $19.3 million, up 52 percent as compared to the fourth quarter of 2009.  Operating margin in the fourth quarter of 2010 was 6.0 percent, as compared to an operating margin of 4.6 percent in the fourth quarter of 2009.

Fourth quarter 2010 non-GAAP operating income of $46.4 million was up 37 percent as compared to the fourth quarter of 2009 and non-GAAP operating margin was 14.3 percent compared to 12.2 percent in the fourth quarter of 2009.

Fourth quarter 2010 net income was $36.6 million, up 283 percent as compared to the fourth quarter of 2009.  Diluted earnings per share in the fourth quarter of 2010 were $0.29 as compared to diluted earnings per share of $0.08 in the fourth quarter of 2009.

Non-GAAP net income of $57.1 million for the fourth quarter of 2010 was up 126 percent as compared to the fourth quarter of 2009.  Diluted non-GAAP earnings per share in the fourth quarter of 2010 were $0.46 as compared to diluted non-GAAP earnings per share of $0.21 in the fourth quarter of 2009.  It should be noted that in the fourth quarter of 2010 there was a non-GAAP tax benefit of 14 percent versus a tax rate of 27 percent in the fourth quarter of 2009.  The benefit was primarily driven by the geographical mix of profits and a catch up on research and development tax credits due to legislation passed in the fourth quarter of 2010.

Fourth quarter 2010 non-GAAP results exclude:

  Restructuring expense of  $641 thousand as compared to $1.6 million in the fourth quarter of 2009;
  Amortization of intangibles of $15.5 million as compared to $13.7 million in the fourth quarter of 2009;
  Stock-based compensation expense of $7.0 million as compared to $5.3 million in the fourth quarter of 2009;
  Acquisition-related inventory step-up charge of $588 thousand as compared to no charge in the fourth quarter of 2009;
  Non-recurring acquisition-related cost of $3.5 million as compared to $826 thousand in the fourth quarter of 2009 and;
  Non-recurring income tax benefit for a valuation allowance release of $7.6 million as compared to no benefit in the fourth quarter of 2009.

Fiscal 2010 Results

Revenue for fiscal 2010 was $1.3 billion, up 15 percent as compared to fiscal 2009.

Operating income for fiscal 2010 was $127.6 million, up 49 percent as compared to fiscal 2009.  Operating margin in fiscal 2010 was 9.9 percent, as compared to an operating margin of 7.6 percent in fiscal 2009.

Fiscal 2010 non-GAAP operating income of $217.7 million was up 27 percent as compared to fiscal 2009 and non-GAAP operating margin was 16.8 percent as compared to 15.3 percent in fiscal 2009.

Fiscal 2010 net income was $103.7 million, up 63 percent, as compared to fiscal 2009.  Diluted earnings per share in fiscal 2010 were $0.84, as compared to diluted earnings per share of $0.52 in fiscal 2009.

Fiscal 2010 non-GAAP net income of $199.5 million was up 58 percent, as compared to fiscal 2009. Diluted non-GAAP earnings per share in fiscal 2010 were $1.61 as compared to diluted non-GAAP earnings per share of $1.04 in 2009.  The non-GAAP tax rate for fiscal 2010 was 13 percent compared to 27 percent in fiscal 2009 due to the IRS settlement in the second quarter of 2010, which resulted in an ongoing lower tax rate, and the geographical mix of profits.

Fiscal 2010 non-GAAP results exclude:

  Restructuring expense of $2.0 million as compared to $10.8 million in fiscal 2009;
  Amortization of intangibles of $57.6 million as compared to $52.5 million in fiscal 2009;
  Stock-based compensation expense of $23.1 million as compared to $18.7 million in fiscal 2009;
  Acquisition-related inventory step-up charge of $728 thousand  as compared to $470 thousand in fiscal 2009;
  Non-recurring acquisition-related costs of $3.4 million as compared to $3.8 million in 2009 and;
  Non-recurring income tax charge of $27.5 million associated with the IRS settlement in the second quarter of 2010, partially offset by a tax benefit of $7.6 million associated with a valuation allowance release in the fourth quarter of 2010 as compared to no charge or benefit in 2009.

“We enter 2011 with confidence that we can demonstrate meaningful growth for the year,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “Both the Engineering and Construction and Field Solutions segments are well positioned to generate growth.  In addition, we anticipate the Mobile Solutions segment, which did not meet our expectations in 2010, will also demonstrate growth and improving profitability during 2011.”

Trimble Results by Business Segment

Segment operating income is revenue less cost of goods sold and operating expenses, excluding general corporate expenses, restructuring expenses, amortization of intangibles, amortization of acquisition-related inventory step-up charges and non-recurring acquisition costs.  Non-GAAP segment operating income also excludes the impact of stock-based compensation expense.

Engineering and Construction (E&C)

Fourth quarter 2010 E&C revenue was $183.4 million, up 19 percent as compared to the fourth quarter of 2009, with growth driven by sales of products related to heavy and highway construction.

Operating income in E&C for the fourth quarter 2010 was $21.6 million, or 11.8 percent of revenue, as compared to $15.5 million, or 10.0 percent of revenue, in the fourth quarter of 2009.  Non-GAAP operating income was $24.0 million, or 13.1 percent of revenue, as compared to $17.5 million, or 11.3 percent of revenue, in the fourth quarter of 2009.  The improvement in non-GAAP operating margin was due to operating leverage from increased revenue, partially offset by increased sales and marketing expenses primarily attributable to the Trimble Dimensions User Conference.

Fiscal 2010 E&C revenue was $719.1 million, up 24 percent as compared to fiscal 2009, with growth being across the product lines.

Operating income in E&C for fiscal 2010 was $111.0 million, or 15.4 percent of revenue, as compared to $58.3 million, or 10.1 percent of revenue, in fiscal 2009.  Non-GAAP operating income was $118.9 million, or 16.5 percent of revenue, as compared to $64.6 million, or 11.2 percent of revenue, in fiscal 2009.  The improvement in non-GAAP operating margin was due to operating leverage from increased revenue.

Field Solutions

Fourth quarter 2010 Field Solutions revenue was $74.8 million, up 31 percent as compared to the fourth quarter of 2009 primarily due to strong sales of agricultural products.

Fourth quarter 2010 Field Solutions operating income was $27.1 million, or 36.1 percent of revenue, as compared to $15.9 million, or 27.8 percent of revenue, in the fourth quarter of 2009.  Non-GAAP operating income was $27.6 million, or 36.9 percent of revenue, as compared to $16.2 million, or 28.3 percent of revenue, in the fourth quarter of 2009.

Fiscal 2010 Field Solutions revenue was $318.1 million, up 9 percent as compared to fiscal 2009.  Both agriculture and geographical information system (GIS) product sales grew.

Operating income in Field Solutions in fiscal 2010 was $116.4 million, or 36.6 percent of revenue, as compared to $104.5 million, or 35.8 percent of revenue, in fiscal 2009.  Non-GAAP operating income was $118.4 million, or 37.2 percent of revenue, as compared to $105.6 million, or 36.2 percent of revenue, in fiscal 2009.  The increase in operating margin was due to operating leverage from increased revenue.

Mobile Solutions

Fourth quarter 2010 Mobile Solutions revenue was $40.4 million, up 6 percent as compared to the fourth quarter of 2009 due primarily to acquisitions.

The operating loss in Mobile Solutions in the fourth quarter 2010 was $267 thousand, or negative 0.7 percent of revenue, as compared to operating income of $4.2 million, or 11.0 percent of revenue, in the fourth quarter of 2009.  Non-GAAP operating income was $931 thousand, or 2.3 percent of revenue, as compared to $5.2 million or 13.7 percent of revenue, in the fourth quarter of 2009.  The decline in non-GAAP margins was due to the mix of hardware and subscription services revenue and the loss of a large high-margin customer in the second quarter of 2010.

Fiscal 2010 Mobile Solutions revenue was $154.3 million, relatively flat as compared to fiscal 2009 due primarily to the loss of a large customer in the second quarter of 2010, offset by revenue from acquisitions and the addition of new subscribers.

Fiscal 2010 operating income in Mobile Solutions was $1.9 million, or 1.2 percent of revenue, as compared to operating income of $14.3 million, or 9.3 percent of revenue, in fiscal 2009.  Non-GAAP operating income was $5.3 million, or 3.4 percent of revenue, as compared to $18.6 million or 12.0 percent of revenue, in fiscal 2009.  The decline in non-GAAP margins was due to the loss of a large, high-margin customer in the second quarter of 2010 and the mix of hardware and subscription services revenue.

Advanced Devices

Fourth quarter 2010 Advanced Devices revenue was $24.7 million, down 12 percent as compared to the fourth quarter of 2009 due to slower sales of embedded products.

The operating income in Advanced Devices for the fourth quarter 2010 was $3.4 million, or 14.0 percent of revenue, as compared to $3.6 million, or 12.8 percent of revenue, in the fourth quarter of 2009.  Non-GAAP operating income in Advanced Devices was $4.0 million, or 16.3 percent of revenue, as compared to $4.1 million, or 14.7 percent of revenue, in the fourth quarter of 2009.  The improvements in operating income were primarily due to product mix.

Fiscal 2010 Advanced Devices revenue was $102.5 million, up 1 percent as compared to fiscal 2009.

The operating income in Advanced Devices in fiscal 2010 was $18.3 million, or 17.9 percent of revenue, as compared to $17.2 million, or 17.0 percent of revenue, in fiscal 2009.  Non-GAAP operating income in Advanced Devices was $20.3 million, or 19.8 percent of revenue, as compared to $18.8 million, or 18.6 percent of revenue, in fiscal 2009.  The decline in operating income was due to product mix.

Stock Repurchase Program

Trimble repurchased $73.8 million in stock at an average price of $28.67 during fiscal 2010.

Use of Non-GAAP Financial Information

To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The specific non-GAAP measures which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why management chose to exclude selected items and the additional purposes for which these non-GAAP measures are used can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Management generally compensates for the limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release.  Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

Forward Looking Guidance

For the first quarter of 2011 Trimble expects revenue between $370 million and $375 million with GAAP earnings per share of $0.32 to $0.34 and non-GAAP earnings per share of $0.47 to $0.49. Non-GAAP guidance for the first quarter of 2011 excludes the amortization of intangibles of $13.8 million related to previous acquisitions, the anticipated impact of stock-based compensation expense of $6.7 million. Both GAAP and non-GAAP earnings per share assume a 15 to 17 percent tax rate and 124.5 million shares outstanding.

For fiscal 2011, Trimble expects revenue growth of approximately 20 percent, with non-GAAP operating leverage of approximately 25 percent and a full-year tax rate of 15 to 17 percent.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on Feb. 3, 2011 at 1:30 p.m. PT to review its fourth quarter and fiscal 2010 results. It will be broadcast live on the Web at http://investor.trimble.com.  Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international).  A replay of the call will be available for seven days at (800) 642-1687 (U.S.) or (706) 645-9291 (international) and the pass code is 39321697 . The replay will also be available on the Web at the address above.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These statements include expectations for future financial market and economic conditions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the first quarter and full year 2011 the expected tax-rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions.  The Company may suspend its stock repurchase plan at any time and for any reason without further notice.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. If the current economic conditions worsen it may negatively impact our customers’ purchasing decisions worldwide, including in emerging markets. In addition, the Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products or obtain new customers for its mobile solutions segment.  Any weakening of our accounts receivable or write-off of goodwill could also impair our financial results. Any failure to achieve predicted results could negatively impact the Company's revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended

	Dec-31,	Jan-1,	Dec-31,	Jan-1,
	2010	2010	2010	2010

Revenue	$ 323,349	$ 277,529	$ 1,293,937	$ 1,126,259
Cost of sales	160,019	146,877	648,436	576,391
Gross margin	163,330	130,652	645,501	549,868
Gross margin (%)	50.5%	47.1%	49.9%	48.8%

Operating expenses
Research and development	40,750	35,795	150,089	136,639
Sales and marketing	61,609	48,739	215,127	189,859
General and administrative	32,878	24,929	118,352	100,830
Restructuring	348	588	1,592	6,385
Amortization of purchased intangible assets	8,489	7,924	32,739	30,335
Total operating expenses	144,074	117,975	517,899	464,048

Operating income	19,256	12,677	127,602	85,820

Non-operating income, net
Interest income	219	237	1,083	783
Interest expense	(367)	(404)	(1,752)	(1,812)
Foreign currency transaction gain (loss), net	210	(297)	(836)	463
Income from equity method investments, net	2,770	309	11,795	730
Other income, net	173	161	3,195	1,637
Total non-operating income, net	3,005	6	13,485	1,801

Income before taxes	22,261	12,683	141,087	87,621

Income tax provision (benefit)	(13,587)	3,414	37,474	23,658
Net income	35,848	9,269	103,613	63,963
Less: Net income (loss) attributable to noncontrolling interests	(716)	(278)	(47)	517
Net income attributable to Trimble Navigation Ltd.	$ 36,564	$ 9,547	$ 103,660	$ 63,446

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$ 0.30	$ 0.08	$ 0.86	$ 0.53
Diluted	$ 0.29	$ 0.08	$ 0.84	$ 0.52

Shares used in calculating earnings per share:
Basic	120,522	120,395	120,352	119,814
Diluted	124,395	123,155	123,798	122,208

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec-31,	Jan-1
	2010	2010
Assets

Current assets:
Cash and cash equivalents	$ 220,788	$ 273,848
Accounts receivables, net	222,820	202,293
Other receivables	21,069	11,856
Inventories, net	192,852	144,012
Deferred income taxes	36,924	39,686
Other current assets	19,917	18,383
Total current assets	714,370	690,078

Property and equipment, net	50,692	44,635
Goodwill	828,737	764,193
Other purchased intangible assets, net	204,948	202,782
Other non-current assets	68,145	51,589

Total assets	$ 1,866,892	$ 1,753,277

Liabilities

Current liabilities:
Current portion of long-term debt	$ 1,993	$ 445
Accounts payable	72,349	53,775
Accrued compensation and benefits	60,976	43,272
Deferred revenue	73,888	68,968
Accrued warranty expense	12,868	14,744
Other accrued liabilities	29,741	42,041
Total current liabilities	251,815	223,245

Non-current portion of long-term debt	151,160	151,038
Non-current deferred revenue	10,777	15,599
Deferred income taxes	24,598	38,857
Other non-current liabilities	42,843	59,983
Total liabilities	481,193	488,722

Commitments and contingencies

Equity

Shareholders' equity:
Common stock	781,779	720,248
Retained earnings	536,350	491,367
Accumulated other comprehensive income	48,027	48,297
Total Trimble Navigation Ltd. shareholders' equity	1,366,156	1,259,912
Noncontrolling interests	19,543	4,643
Total equity	1,385,699	1,264,555

Total liabilities and equity	$ 1,866,892	$ 1,753,277

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Twelve Months Ended
	Dec-31,	Jan-1,
	2010	2010

Cash flow from operating activities:
Net Income	$ 103,613	$ 63,963

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	18,198	18,795
Amortization expense	57,639	52,672
Provision for doubtful accounts	2,320	4,139
Amortization of debt issuance cost	226	226
Deferred income taxes	(14,918)	(7,473)
Stock-based compensation	23,125	18,659
Income from equity method investments	(11,795)	(429)
Excess tax benefit for stock-based compensation	(9,639)	(1,453)
Provision for excess and obsolete inventories	4,752	3,530
Other non-cash items	(4,836)	(3,036)

Add decrease (increase) in assets:
Accounts receivables	(7,376)	(3,935)
Other receivables	2,518	3,516
Inventories	(45,549)	13,292
Other current and non-current assets	2,257	(620)

Add increase (decrease) in liabilities:
Accounts payable	13,577	2,631
Accrued compensation and benefits	15,928	245
Accrued liabilities	(24,833)	4,433
Deferred revenue	(1,177)	25,476
Net cash provided by operating activities	124,030	194,631

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(136,419)	(52,018)
Acquisition of property and equipment	(23,133)	(12,706)
Acquisitions of intangible assets	(2,063)	(26,839)
Purchases of equity method investments	(8,192)	-
Proceeds received from noncontrolling interest holder	7,470
Net purchases of short term investments	-	5,000
Dividends received	5,858	2,896
Other	105	(259)
Net cash used in investing activities	(156,374)	(83,926)

Cash flow from financing activities:
Issuance of common stock, net	44,549	14,855
Repurchase and retirement of common stock	(73,853)	-
Excess tax benefit for stock-based compensation	9,639	1,453
Payments on long-term debt and revolving credit lines	(499)	(183)
Net cash provided by (used in) financing activities	(20,164)	16,125

Effect of exchange rate changes on cash and cash equivalents	(552)	4,487

Net increase (decrease) in cash and cash equivalents	(53,060)	131,317
Cash and cash equivalents - beginning of period	273,848	142,531

Cash and cash equivalents - end of period	$ 220,788	$ 273,848

REPORTING SEGMENTS
(Dollars in thousands)
(Unaudited)

Reporting Segments
Engineering
	and	Field	Mobile	Advanced
	Construction	Solutions	Solutions	Devices

THREE MONTHS ENDED DECEMBER 31, 2010:
Revenue	$ 183,396	$ 74,837	$ 40,415	$ 24,701

Operating income (loss) before corporate allocations:	$ 21,648	$ 27,053	$ (267)	$ 3,446
Operating margin (% of segment external net revenues)	11.8%	36.1%	(0.7%)	14.0%

THREE MONTHS ENDED JANUARY 1, 2010:
Revenue	$ 154,304	$ 57,154	$ 37,956	$ 28,115

Operating income before corporate allocations:	$ 15,482	$ 15,861	$ 4,178	$ 3,594
Operating margin (% of segment external net revenues)	10.0%	27.8%	11.0%	12.8%

TWELVE MONTHS ENDED DECEMBER 31, 2010:
Revenue	$ 719,053	$ 318,136	$ 154,254	$ 102,494

Operating income before corporate allocations:	$ 110,965	$ 116,373	$ 1,873	$ 18,325
Operating margin (% of segment external net revenues)	15.4%	36.6%	1.2%	17.9%

TWELVE MONTHS ENDED JANUARY 1, 2010:
Revenue	$ 578,579	$ 291,752	$ 154,881	$ 101,047

Operating income before corporate allocations:	$ 58,282	$ 104,498	$ 14,341	$ 17,227
Operating margin (% of segment external net revenues)	10.1%	35.8%	9.3%	17.0%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended						Twelve Months Ended
		Dec-31,			Jan-1,			Dec-31,			Jan-1,
		2010			2010			2010			2010
		Dollar	% of		Dollar	% of		Dollar	% of		Dollar	% of
		Amount	Revenue		Amount	Revenue		Amount	Revenue		Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$ 163,330	50.5%		$ 130,652	47.1%		$ 645,501	49.9%		$ 549,868	48.8%
Restructuring	( A )	293	0.1%		1,036	0.3%		443	0.0%		4,369	0.4%
Amortization of purchased intangibles	( B )	6,985	2.2%		5,780	2.1%		24,900	1.9%		22,201	2.0%
Stock-based compensation	( C )	344	0.1%		486	0.2%		1,816	0.1%		1,854	0.2%
Amortization of acquisition-related inventory step-up	( D )	588	0.2%		-	0.0%		728	0.1%		470	0.0%
Non-GAAP gross margin:		$ 171,540	53.1%		$ 137,954	49.7%		$ 673,388	52.0%		$ 578,762	51.4%

OPERATING EXPENSES:
GAAP operating expenses:		$ 144,074	44.6%		$ 117,975	42.5%		$ 517,899	40.0%		$ 464,048	41.2%
Restructuring	( A )	(348)	-0.1%		(588)	-0.2%		(1,592)	-0.1%		(6,385)	-0.6%
Amortization of purchased intangibles	( B )	(8,489)	-2.6%		(7,924)	-2.9%		(32,739)	-2.5%		(30,335)	-2.7%
Stock-based compensation	( C )	(6,616)	-2.1%		(4,852)	-1.7%		(21,309)	-1.7%		(16,805)	-1.5%
Non-recurring acquisition costs	( E )	(3,466)	-1.1%		(440)	-0.2%		(6,537)	-0.5%		(3,822)	-0.3%
Non-GAAP operating expenses:		$ 125,155	38.7%		$ 104,171	37.5%		$ 455,722	35.2%		$ 406,701	36.1%

OPERATING INCOME:
GAAP operating income:		$ 19,256	6.0%		$ 12,677	4.6%		$ 127,602	9.9%		$ 85,820	7.6%
Restructuring	( A )	641	0.2%		1,624	0.6%		2,035	0.2%		10,754	1.0%
Amortization of purchased intangibles	( B )	15,474	4.8%		13,704	4.9%		57,639	4.4%		52,536	4.7%
Stock-based compensation	( C )	6,960	2.1%		5,338	1.9%		23,125	1.8%		18,659	1.7%
Amortization of acquisition-related inventory step-up	( D )	588	0.2%		-	0.0%		728	0.0%		470	0.0%
Non-recurring acquisition costs	( E )	3,466	1.0%		440	0.2%		6,537	0.5%		3,822	0.3%
Non-GAAP operating income:		$ 46,385	14.3%		$ 33,783	12.2%		$ 217,666	16.8%		$ 172,061	15.3%

NON-OPERATING INCOME, NET:
GAAP non-operating income, net:		$ 3,005			$ 6			$ 13,485			$ 1,801
Non-recurring acquisition (gains) costs	( E )	35			386			(3,177)			-
Non-GAAP non-operating income, net:		$ 3,040			$ 392			$ 10,308			$ 1,801

			GAAP and			GAAP and			GAAP and			GAAP and
			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
			Tax Rate %	( F )		Tax Rate %	( F )		Tax Rate %	( F )		Tax Rate %	( F )
INCOME TAX PROVISION (BENEFIT):
GAAP income tax provision (benefit):		$ (13,587)	-61%		$ 3,414	27%		$ 37,474	27%		$ 23,658	27%
IRS settlement	( G )	-			-			(27,540)			-
Valuation allowance release	( H )	7,628			-			7,628			-
Non-GAAP items tax effected	( I )	(1,014)			5,785			10,935			23,196
Non-GAAP income tax provision (benefit):		$ (6,973)	-14%		$ 9,199	27%		$ 28,497	13%		$ 46,854	27%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$ 36,564			$ 9,547			$ 103,660			$ 63,446
Restructuring	( A )	641			1,624			2,035			10,754
Amortization of purchased intangibles	( B )	15,474			13,704			57,639			52,536
Stock-based compensation	( C )	6,960			5,338			23,125			18,659
Amortization of acquisition-related inventory step-up	( D )	588			-			728			470
Non-recurring acquisition costs	( E )	3,501			826			3,360			3,822
Non-GAAP tax adjustments	( G ), ( H ), ( I )	(6,614)			(5,785)			8,977			(23,196)
Non-GAAP tax rate impact on noncontrolling interest	( J )	9			-			9			-
Non-GAAP net income attributable to Trimble Navigation Ltd.		$ 57,123			$ 25,254			$ 199,533			$ 126,491

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$ 0.29			$ 0.08			$ 0.84			$ 0.52
Restructuring	( A )	0.01			0.01			0.02			0.09
Amortization of purchased intangibles	( B )	0.12			0.11			0.46			0.43
Stock-based compensation	( C )	0.06			0.05			0.19			0.15
Amortization of acquisition-related inventory step-up	( D )	-			-			-			0.01
Non-recurring acquisition costs	( E )	0.03			0.01			0.03			0.03
Non-GAAP tax adjustments	( G ), ( H ), ( I )	(0.05)			(0.05)			0.07			(0.19)
Non-GAAP tax rate impact on noncontrolling interest	( J )	-			-			-			-
Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$ 0.46			$ 0.21			$ 1.61			$ 1.04

OPERATING LEVERAGE:
Increase in non-GAAP operating income		$ 12,602						$ 45,605
Increase in revenue		$ 45,820						$ 167,678
Operating leverage (increase in non-GAAP operating
income as a % of increase in revenue)		27.5%						27.2%

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)
(Dollars in thousands, except per share data)
(Unaudited)

		Three Months Ended				Twelve Months Ended
		Dec-31,		Jan-1,		Dec-31,		Jan-1,
		2010		2010		2010		2010
			% of Segment		% of Segment		% of Segment		% of Segment
SEGMENT OPERATING INCOME:			Revenue		Revenue		Revenue		Revenue
Engineering and Construction
GAAP operating income before corporate allocations:		$ 21,648	11.8%	$15,482	10.0%	$110,965	15.4%	$ 58,282	10.1%
Stock-based compensation	( K)	2,391	1.3%	2,010	1.3%	7,886	1.1%	6,312	1.1%
Non-GAAP operating income before corporate allocations:		$ 24,039	13.1%	$17,492	11.3%	$118,851	16.5%	$ 64,594	11.2%

Field Solutions
GAAP operating income before corporate allocations:		$ 27,053	36.1%	$15,861	27.8%	$116,373	36.6%	$ 104,498	35.8%
Stock-based compensation	( K)	582	0.8%	311	0.5%	1,978	0.6%	1,086	0.4%
Non-GAAP operating income before corporate allocations:		$ 27,635	36.9%	$16,172	28.3%	$118,351	37.2%	$ 105,584	36.2%

Mobile Solutions
GAAP operating income (loss) before corporate allocations:		$ (267)	-0.7%	$ 4,178	11.0%	$ 1,873	1.2%	$ 14,341	9.3%
Stock-based compensation	( K)	1,198	3.0%	1,011	2.7%	3,444	2.2%	4,216	2.7%
Non-GAAP operating income before corporate allocations:		$ 931	2.3%	$ 5,189	13.7%	$ 5,317	3.4%	$ 18,557	12.0%

Advanced Devices
GAAP operating income before corporate allocations:		$ 3,446	14.0%	$ 3,594	12.8%	$ 18,325	17.9%	$ 17,227	17.0%
Stock-based compensation	( K)	584	2.3%	527	1.9%	1,934	1.9%	1,595	1.6%
Non-GAAP operating income before corporate allocations:		$ 4,030	16.3%	$ 4,121	14.7%	$ 20,259	19.8%	$ 18,822	18.6%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

The non-GAAP financial measures included in the previous table are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP income tax provision (benefit), non-GAAP net income, non-GAAP diluted net income per share and operating leverage, and non-GAAP segment operating income before corporate allocations.    These non-GAAP measures can be used to evaluate the Company's historical and prospective financial performance, as well as its performance relative to competitors.  The Company believes some of its investors track the Company's "core operating performance" as a means of evaluating the Company's performance in the ordinary, ongoing, and customary course of its operations.  Management also believes that looking at its core operating performance provides a supplemental way to provide consistency in period to period comparisons.  Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangibles, stock based compensation, amortization of acquisition-related inventory step-up,  non-recurring acquisition costs, and non-recurring tax charges/benefits of which $27.6 million is associated with the IRS settlement and $7.6 million is associated with a valuation allowance release benefit.  The Company does not believe that these these items are indicative of its core operating performance.

( A )

Restructuring. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings.  We exclude restructuring from our non-GAAP measures because we believe it is not indicative of our core operating performance.

( B )

Amortization of purchased intangibles.  Included in our GAAP presentation of cost of sales and operating expenses, amortization of purchased intangibles recorded arise from prior acquisitions and are non-cash in nature.  We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

( C )

Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan.  We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.   For the three months and twelve months ended December 31, 2010 and January 1, 2010, stock-based compensation was allocated as follows:

		Three Months Ended		Twelve Months Ended
		Dec-31,	Jan-1,	Dec-31,	Jan-1,
	(Dollars in thousands)	2010	2010	2010	2010
	Cost of sales	$ 344	$ 486	$ 1,816	$ 1,854
	Research and development	1,092	972	3,991	3,476
	Sales and Marketing	1,598	1,246	5,611	4,446
	General and administrative	3,926	2,634	11,707	8,883
		$ 6,960	$ 5,338	$ 23,125	$ 18,659

( D )

Amortization of acquisition-related inventory step-up.  The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory.  Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold.  We exclude inventory step-up amortization from our non-GAAP measures because we do not believe it is indicative of our core operating performance.

( E )

Non-recurring acquisition costs.  Included in our GAAP presentation of operating expenses and non-operating income, net, non-recurring acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence and integration costs.  Also included are unusual acquisition related items such as a gain on bargain purchase (resulting from the fair value of identifiable net assets acquired exceeding the consideration transferred), adjustments to the fair value of earnout liabilities and payments made or received to settle earnout and holdback disputes.  We exclude these items because they are non-recurring and unique to specific acquisitions and are not indicative of our core operating performance.

( F )

GAAP and non-GAAP tax rate %.   These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.

( G )

IRS settlement.   This amount represents a one time charge of $27.5 million in the second quarter of 2010 resulting from the IRS audit settlement.  We excluded this because it is non-recurring and is not indicative of our core operating performance.

( H )

Valuation allowance release.   This amount represents a one time benefit of $7.6 million in the fourth quarter of 2010 resulting from a valuation allowance release.  We excluded this because it is non-recurring and is not indicative of our core operating performance.

( I )	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (E) on non-GAAP net income.

( J )	Non-GAAP tax rate impact on noncontrolling interests. This amount adjusts the provision for income taxes included in noncontrolling interest to reflect the non-GAAP tax rate.

( K )

Stock-based compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance.  However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors.  Stock-based compensation not allocated to the reportable segments was approximately$2.2 million and $1.5 million for the three months ended December 31, 2010 and January 1, 2010, respectively and $7.9 million and $5.5 million for the twelve months ended December 31, 2010 and January 1, 2010, respectively.

CONTACT:  Media, LeaAnn McNabb of Trimble, +1-408-481-7808, leaann_mcnabb@trimble.com, or Investors, Willa McManmon, +1-408-481-7838, willa_mcmanmon@trimble.com